                     NON-GOVERNMENTAL CLINICAL STUDY AGREEMENT
                                ("Clinical Trials")

THIS Agreement is made this 10 day of September 1997, between The University of Texas Medical Branch, 301 University Blvd., Galveston, TX ("Institution"), a component of The University of Texas System ("System"), and IDT, Inc., 2275 Swallow Hill Road, Bldg 25ll, Pittsburgh, PA ("Sponsor"), to conduct a clinical study and evaluation ("Study"). Institution and Sponsor agree to follows:

                                    1. PROTOCOL

1 Institution agrees to use its best efforts to conduct the Study as an independent contractor, in accordance with Institutional policy, applicable laws and regulations and the study entitled Phase I Trial of Perfusion-Induced Systemic Hyperthermia for Metastatic Non-Small Cell Lung Carcinoma a Concept Feasibility Study, as described in Exhibit A ("Protocol"). The Study will be supervised by Joseph Zwischenberger, M.D. ("Principal Investigator") at Institution with assistance from associates and colleagues as required.

2 Sponsor agrees to engage the services of Institution to conduct the Study and further agrees to provide at no cost to Institution the equipment and supplies for the conduct of the Study.

                                      2. AWARD

1 In consideration for performance of the Study by Institution, Sponsor shall pay Institution Ninety-nine thousand seven hundred eighty dollars and ninety cents ($99,780.90) for Study expenses for the clinical study of approximately five (5) patients and other related costs. This amount, shown by approximate category of expense in Exhibit B, is payable in two
     (2) equal installments of Forty-nine thousand eight hundred ninety dollars and forty-five cents (449,890.45) each by Sponsor to Institution prior to the start of the study. Institution will invoice Sponsor for the first payment upon execution of this agreement.

     Checks should be made payable to The University of Texas Medical Brance, and mailed to The University of Texas Medical Branch, Research Administrative Services, P.O. Box 200790.




     (OVERNIGHT MAIL: UNIVERSITY OF TEXAS MEDICAL BRANCH, RESEARCH ADMINISTRATIVE SERVICES, 601 TRAVIS (BOX 200790), HOUSTON, TX 77002.)

                                      3. TERM

1 This agreement shall continue in force until the earlier of completion of the Study or as mutually agreed upon by the parties, provided, however that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

2 Upon early termination of this Agreement, Sponsor shall be liable for all reasonable costs incurred or obligated by Institution at the time of such termination, subject to the maximum amount specified in Article 2. Sponsor shall pay Institution for such costs within thirty (30) days of receipt of an invoice for same.

3 Upon termination of this Agreement, Institution shall return Sponsor's materials and equipment to Sponsor.


                                 4. INDEMNIFICATION

1 Institution shall, to the extent authorized under the Constitution and laws of the State of Texas, indemnify and hold Sponsor harmless from liability resulting from the negligent acts or omissions of Institutions, its agents or employees pertaining to the activities to be carried out pursuant to the obligations of this Agreement: provided, however, that Institution shall not hold Sponsor harmless from claims arising out of the negligence or willful malfeasance or Sponsor, its officers, agents or employees, or any person or entity not subject to Institution's supervision or control.

2 Sponsor shall indemnify and hold harmless System, Institution, their Regents, officers, agents and employees from any liability or loss resulting from judgements or claims against them arising out of the activities to be carried out pursuant to the obligation of this Agreement, including but not limited to the use by Sponsor of the results of the Study; provided however, that the following is excluded from Sponsor's obligation to indemnify and hold harmless:

a. the negligent failure of Institution to comply with any applicable governmental requirements or to adhere to the terms of the Protocol; or

b. the negligence or willful malfeasance by a Regent, officer, agent, or employee of Institution or System.

                         5. PUBLICATION AND CONFIDENTIALLY

1 The parties reserve the right to publish or otherwise make public the data resulting from the Study. The party wishing to publish or make public shall submit any such manuscript or release to the other party for comment prior to publication or release.

2 Except as otherwise required by law or regulation, neither party shall release or distribute any materials or information containing the name of the party or any of its employees without prior written approval by an authorized representative of the non-releasing party, but such approval shall not be unreasonably withheld. IDT anticipates press release when appropriate and will submit them for review prior to release.

3 Each party shall hold in confidence for three (3) years after the termination of this Agreement any confidential information identified as confidential and obtained from the other party during the course of this Study. Nothing herein, however, shall prevent Institution or any other component of System from using any information generated hereunder for ordinary research and educational purposes of a university.

                              6. INTELLECTUAL PROPERTY

1 "Invention" shall mean any discovery, concept, or idea, whether or not available, made during the conduct of the study and arising directly from the performance of the study, including but not limited to processes, methods, software, tangible research products, formulas and techniques, improvements thereto, and know-how related thereto.

2 Institution agrees that the Principal Investigator will promptly disclose to its Intellectual Property Committee and to SPONSOR any Inventions made by the Institution and/or the Principal Investigator. It is agreed that all Inventions and any information with respect thereto shall be subject to confidentially obligations commensurate with those set forth in Section 5 herein.

3 Any Inventions that originate solely with the Principal Investigator, or any other Institution agent or employee associated with this study (jointly or severally referred as "Inventor") shall be the property of the Institution. If Inventor is a co-inventor with SPONSOR, its agents or employees, Institution and SPONSOR shall jointly own the Invention. Any Inventions that originate solely with any agent or employee of SPONSOR shall be property of SPONSOR. To the extent that SPONSOR pays all patent expenses for an Invention, Institution does hereby grant to SPONSOR an exclusive option to acquire an exclusive, worldwide royalty-bearing license to any invention in which Institution has an ownership interest. SPONSOR shall indicate its intention to exercise its option to Invention's disclosure to SPONSOR. If

     SPONSOR decides to exercise its option, the terms shall be negotiated in good faith within one hundred twenty (120) days of the date the option is exercised, or within such time as the parties may mutually agree in writing.

4 If negotiations between SPONSOR and the Institution terminate and the Institution thereafter negotiates a license agreement with a third party on substantially better terms than those last offered to SPONSOR, SPONSOR shall be given the first right to refuse such terms for a period of sixty
     (60) days from the date of SPONSOR's receipt of a draft of such license agreement from Institution.

                                     7. GENERAL

1 This Agreement, including the attached Exhibits A and B, constitutes the entire and only Agreement between the parties relating to the Study, and all prior negotiations, representations, agreements, and understandings are supersuded hereby. No agreements altering or supplementing the terms may be made except by a written document signed by the duly authorized representatives of the parties.

2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

3 This Agreement shall be construed and enforced in accordance with the laws of the State of Texas

4 This Agreement anticipates educational training and may involve health science postgraduates and other students of the Institution.

IDT, INC.                               THE UNIVERSITY OF TEXAS MEDICAL
                                        BRANCH

By: Glenn Keeling          /s/          By:   Wayne Patterson /s/
    ---------------------------           ------------------------

Name:  Glenn Keeling                    Name:   Wayne Patterson/s/
     --------------------------              ---------------------

Title:    President                     Title:   Director, Instutional
      -------------------------                Review Coordination
                                               -------------------------

Date:    September 10, 1997             Date:     9/5/97
     --------------------------              --------------------
     I have read this Agreement and understand my obligations hereunder.

By:      Joseph B. Zwischenberger  M.D. /s/
    ---------------------------------------
        (Principal Investigator)
Name:   Jospeh B. Zwischenberger M.D. /s/
      ----------------------------------
Date:       9/5/97
      ----------------------------------

                  NON-GOVERNMENTAL PRE-CLINICAL STUDY AGREEMENT
                             ("Pre-Clinical Trials")



THIS AGREEMENT is made this 24th day of June, 1996, between The University of Texas Medical Branch ("INSTITUTION"), a component of The University of Texas System ("SYSTEM"), and IDT, Inc., ("SPONSOR"), to conduct a clinical study and evaluation ("STUDY"). INSTITUTION and SPONSOR agree as follows:


                                   1. PROTOCOL

1.1 INSTITUTION agrees to use its best efforts to conduct the STUDY, as an independent contractor, in accordance with INSTITUTIONAL policy, applicable laws and regulations and the study entitled Veno-Venous Perfusion-Induced Systemic Hyperthermia ("PROTOCOL"). The STUDY will be supervised by Joseph
     B. Zwischenberber, MD ("PRINCIPAL INVESTIGATOR") at INSTITUTION with assistance from associates and colleagues as required.

1.2 SPONSOR agrees to engage the services of INSTITUTION to conduct the STUDY and further agrees to provide at no cost to INSTITUTION the equipment and supplies for the conduct of the STUDY.


                                    2. AWARD

2.1 In consideration for performance of the STUDY by INSTITUTION, SPONSOR shall pay INSTITUTION Twenty-eight Thousand One Hundred and Ten Dollars ($28,100.00) for study expenses for the study of approximately eight (8) animals and other related costs. This amount, shown by approximate category of expense is Exhibit B and is payable in two equal installments prior to the start of the study. INSTITUTION will invoice SPONSOR for the first payment upon execution of this agreement.

     Checks should be made payable to The University of Texas Medical Branch, and mailed to The University of Texas Medical Branch, Research Administrative Secretaries, P.O. Box 200790, Houston, TX 77216-0790. (OVERNIGHT MAIL: UNIVERSITY OF TEXAS MEDICAL BRANCH, RESEARCH ADMINISTRATIVE SERVICES, 601 TRAVIS (bOX #200790).)

                                     3. TERM

3.1 This agreement shall continue in force until completion of the STUDY as manually agreed upon by the parties; provided however that either party may terminate the Agreement by giving thirty (30) days advance notice to the other.

3.2 Upon early termination of the Agreement, SPONSOR shall be liable for all reasonable costs incurred or obligated by INSTITUTION at the time of such termination, subject to the maximum amount specified in Article 2. SPONSOR shall pay INSTITUTION for such costs within thirty (30) days of receipt of an invoice for same.

3.3 Upon termination of this Agreement, INSTITUTION shall return SPONSOR'S materials to SPONSOR.


                               4. INDEMNIFICATION

4.1 INSTITUTION shall, to the extent authorized under the Texas Constitution and the laws of the State of Texas indemnify and hold SPONSOR harmless from liability resulting from the negligent acts or omissions of INSTITUTION, its agents or employees pertaining to the activities to be carried out pursuant to the obligations or this Agreement; provided, however, that INSTITUTION shall not hold sponsor harmless from claims arising out of the negligence or willful malfeasance of SPONSOR, its officers, agents, or employees or any person or entity not subject to INSTITUTION supervision or control.

4.2 SPONSOR shall indemnify and hold harmless SYSTEM, INSTITUTION, their Regents, officers, agents and employees from any liability or loss resulting from judgments or claims against them arising out of the activities to be carried out pursuant to the obligations of this Agreement, including but not limited to the use by SPONSOR of the results of the STUDY; provided, however, that the following is excluded from SPONSOR'S obligation to indemnify and hold harmless.

          a. the negligent failure of INSTITUTION to comply with any applicable governmental requirements or to adhere to the terms of the PROTOCOL; or

          b. the negligence or willful malfeasance by a Regent, officer, agent, or employee of INSTITUTION or SYSTEM.

                        5. PUBLICATION AND CONFIDENTIALLY

5.1 The parties reserve the right to publish or otherwise make public the data resulting from the STUDY. The party so wishing to publish or make public shall submit any such manuscript or release to the other party for comment prior to publication or release.

5.2 Except as otherwise required by law or regulation, neither party shall release or distribute any materials or information containing the name of the party or any of its employees without prior approval by an authorized representative of the non-leasing party, but said approval shall not be unreasonably withheld.

5.3 Each party shall hold in confidence for three (3) years after the termination of this agreement any information identified as proprietary or confidential obtained from the other party during the course of this STUDY. Nothing herein, however, shall prevent INSTITUTION or any other component of SYSTEM from using any information generated hereunder for ordinary research and educational purposes of a university.


                                   6. GENERAL

6.1 This agreement, including the attached Exhibits A and B, constitutes the entire and only Agreement between the parties relating to the STUDY, and all prior negotiation, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof, including the exhibits attached hereto, may be made except by a written document signed by the duly authorized representatives of the parties.

6.2 Any conflicts between the Protocol and this Agreement are controlled by this Agreement.

6.3 This Agreement shall be construed and enforced with the laws of the State of Texas.

6.4 This Agreement anticipates educational training and may involve health science postgraduates and other students of the INSTITUTION.

                                    EXHIBIT B
                     NON-GOVERNMENTAL STUDY AGREEMENT BUDGET

                                     Between

                     The University of Texas Medical Branch

                                       and

                                    IDT, Inc.

               VENO-VENOUS PERFUSION-INDUCED SYSTEMIC HYPERTHERMIA


The approximate distribution of expenses related to the STUDY described in the covering Agreement is as follows:


    Salaries (including fringe benefits)               $          9,000
    Animals and supplies                               $         11,240
    Laboratory Costs                                   $          2,248
                                                       ----------------
    Total Direct Costs                                 $         22,488

    Indirect Costs (institutional overhead 25%)        $          5,622

    TOTAL COST                                         $         28,100


Such expenses are provided for information only. INSTITUTION reserves the right to modify the distribution of such expenses as necessary in the circumstances, provided that the stipulated total cost is not exceeded. Further, the above data is predicated on the evaluation of eight animals; if the total number of evaluated animals is greater or less than said number, the parties may increase or decrease the grant amount accordingly.

     SPONSOR:   IDT, INC.                  UNIVERSITY OF TEXAS MEDICAL BRANCH

     By                                     By
        ----------------------                 ----------------------
     Name:                                  Name: Gary Esham
          -------------------
     Title:                                 Title: Director, Research
           ------------------               Administrative Services

     Date:                                  Date:
          --------------------                   --------------------


I have read this agreement and understand my obligations hereunder.


By
   ----------------------------------
         Principal Investigator


Date:
     --------------------------------